UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2009

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50956	20-0653570
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

373 Méndez Vigo, Suite 110, Dorado, Puerto Rico 00646
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On December 31, 2009, the Employment Agreement, dated January 25, 2006, between Pharma-Bio Serv, Inc. (the "Company") and Nelida Plaza, Vice President of Operations and Secretary of the Company, which had an indefinite term, was replaced and superseded by a new employment agreement (in effect, terminating the prior agreement early without penalty or cost to either party).

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2010, the Company amended the Employment Agreement of Elizabeth Plaza, President and Chief Executive Officer of the Company, dated January 25, 2006, as amended.  The amendment extends Elizabeth Plaza's term of employment for an additional six months to expire on July 1, 2010.  The amendment also restores Elizabeth Plaza's compensation as originally set forth in the Employment Agreement, dated January 25, 2006, to an annual base salary of $250,000.  All other terms and conditions of Ms. Plaza's employment agreement, as amended, remain the same.  As previously stated, effective January 1, 2009, Elizabeth Plaza's automobile allowance was reduced to $1,400 per month and Ms. Plaza has not received a salary from the Company for her services as President and Chief Executive Officer since February 23, 2009.

As previously reported, the annual base salary of Pedro Lasanta, Chief Financial Officer of the Company, was reduced in March 2009 from $110,000 to $106,000. Effective January 1, 2010, the Company amended the Employment Agreement of Mr. Lasanta, dated November 5, 2007, to restore Mr. Lasanta's annual base salary to $110,000.    All other terms and conditions of Mr. Lasanta's employment agreement, as amended, remain the same.

On December 31, 2009, Pharma-Bio Serv PR, Inc., a subsidiary of the Company, entered into an Employment Agreement with Nelida Plaza, Vice President of Operations and Secretary of the Company, which replaces the Employment Agreement entered into by and between Nelida Plaza and the Company, dated January 25, 2006.  Pursuant to the employment agreement, Nelida Plaza will serve as President of Puerto Rico Operations, in charge of Scienza Labs, Integratek, Pharma Academy and Pharma-Bio Serv PR, for an indefinite period of time.  Nelida Plaza will also continue to serve as the Secretary of the Company.  Pursuant to the employment agreement, Nelida Plaza will be entitled to receive an annual base salary of $175,000 and such bonus compensation as determined by the compensation committee, not to exceed 50% of her salary. Also, she is entitled to receive such stock options or other equity-based incentives as determined by the compensation committee.  The Company also agreed to make the lease payments on the automobile she currently leases. If Nelida Plaza's employment is terminated other than for cause or as a result of her death or disability, the Company is required to pay Nelida Plaza the balance of her salary for the working period.  In addition, if applicable Nelida Plaza may receive severance under PR labor law No. 80 of May 80, 1976, known as the “Wrongful Discharge Act” (“Ley Despido Injusticado”).

A copy of the amendments and the employment agreement are attached as Exhibits 10.1 – 10.3 to this report and are incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Employment Agreement Amendment, effective as of January 1, 2010, by and between the Company and Elizabeth Plaza.
10.2	Employment Agreement Amendment, effective as of January 1, 2010, by and between the Company and Pedro Lasanta.
10.3	Employment Agreement, dated as of December 31, 2009, by and between Pharma-Bio Serv PR, Inc. and Nelida Plaza.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: January 7, 2010	By:	/s/ Elizabeth Plaza
Elizabeth Plaza,
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement Amendment, effective as of January 1, 2010, by and between the Company and Elizabeth Plaza.
10.2	Employment Agreement Amendment, effective as of January 1, 2010, by and between the Company and Pedro Lasanta.
10.3	Employment Agreement, dated as of December 31, 2009, by and between Pharma-Bio Serv PR, Inc. and Nelida Plaza.